Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

April 2, 2019

TransDigm UK Holdings plc

Suite 1, 3rd Floor 11-12 St. James Square

London, United Kingdom SW1Y 4LB

Re:	Registration Statement on Form S-4 Filed by TransDigm UK Holdings plc Relating to the Exchange Offer (as defined below)

Ladies and Gentlemen:

We have acted as counsel to TransDigm UK Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and the TransDigm Guarantors (as defined below) in connection with the Registration Statement on Form S-4 (Registration Statement No. 333-228336) to which this opinion has been filed as an exhibit (the “Registration Statement”). The Registration Statement relates to the proposed issuance and exchange (the “Exchange Offer”) of up to $500,000,000 aggregate principal amount of 6.875% Senior Subordinated Notes due 2026 of the Company (the “Exchange Notes”) for an equal principal amount of 6.875% Senior Subordinated Notes due 2026 of the Company outstanding on the date hereof (the “Outstanding Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of May 8, 2018, as amended, supplemented or otherwise modified from time to time (the “Indenture”), by and among the Company, the guarantors listed on Annex A hereto (each, a “Covered Guarantor” and, collectively, the “Covered Guarantors”), the guarantors listed on Annex B hereto (each, an “Other Guarantor” and, collectively, the “Other Guarantors”; such Other Guarantors and the Covered Guarantors are collectively referred to as the “TransDigm Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (each, a “Guarantee”) on a joint and several basis by the TransDigm Guarantors.

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.    The Exchange Notes, when they are executed by the Company, authenticated by the Trustee in accordance with the Indenture and issued and delivered in exchange for the Outstanding Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company.

AMSTERDAM  •  ATLANTA  •  BEIJING  •  BOSTON  •  BRISBANE  •  BRUSSELS  •  CHICAGO  •  CLEVELAND  •  COLUMBUS  •  DALLAS  •  DETROIT

DUBAI  •  DÜSSELDORF  •  FRANKFURT  •  HONG  KONG  •  HOUSTON  •  IRVINE  •  LONDON  •  LOS  ANGELES  •  MADRID  •  MELBOURNE

MEXICO CITY  •  MIAMI   •   MILAN  •  MINNEAPOLIS  •  MOSCOW  •  MUNICH   •   NEW YORK  •  PARIS   •   PERTH  •  PITTSBURGH  •  SAN DIEGO

SAN FRANCISCO  •  SÃO PALO • SAUDI ARABIA  •  SHANGHAI • SILICON VALLEY  •  SINGAPORE  •  SYDNEY  •  TAIPEI  •  TOKYO • WASHINGTON

TransDigm UK Holdings plc

April 2, 2019

2.    The Guarantee of the Exchange Notes (each, an “Exchange Guarantee”) of each Covered Guarantor, when it is issued and delivered in exchange for the Guarantee of the Outstanding Notes (each, an “Outstanding Guarantee”) of that Covered Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Covered Guarantor.

3.    The Exchange Guarantee of each Other Guarantor, when it is issued and delivered in exchange for the Outstanding Guarantee of that Other Guarantor in accordance with the terms of the Exchange Offer, will constitute a valid and binding obligation of that Other Guarantor.

The opinions set forth above are subject to the following limitations, qualifications and assumptions:

For purposes of the opinions expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture and that the Indenture is a valid, binding and enforceable obligation of the Trustee and (ii) the Outstanding Notes have been duly authenticated by the Trustee in accordance with the Indenture.

For the purposes of our opinions set forth in paragraphs 1 and 3 above, we have assumed that (i) the Company has been incorporated and registered with limited liability in, and existing and in good standing under the laws of, England and Wales, (ii) each of the Other Guarantors is a corporation or limited liability company, as applicable, existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable, as listed opposite such Other Guarantor’s respective names on Annex B attached hereto (each, a “Jurisdiction”), (iii) the documents or securities referred to in such opinions have been (A) authorized by all necessary corporate or limited liability company action, as applicable, of each of the Company and the Other Guarantors and (B) executed and delivered by the Company under the laws of England and Wales and by each of the Other Guarantors under the laws of the applicable Jurisdiction and (iv) the execution, delivery, performance and compliance with the terms and provisions of such documents or securities (A) by the Company do not violate or conflict with the laws of England and Wales or the terms and provisions of the Company’s Certificate of Incorporation and Memorandum and Articles of Association or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Company or its properties and (B) by each of the Other Guarantors do not violate or conflict with the laws of the applicable Jurisdiction or the terms and provisions of the articles or certificates of incorporation, bylaws, certificates of formation or operating agreements, as applicable, of each of the Other Guarantors, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to such Other Guarantor or its properties.

TransDigm UK Holdings plc

April 2, 2019

The opinions expressed herein are limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws, and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights and remedies generally, and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or in equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the TransDigm Guarantors. The opinions expressed herein are limited to (i) the laws of the State of New York, (ii) the laws of the State of California, (iii) the laws of the State of Texas, (iv) the laws of the State of Florida, (v) the laws of the State of Illinois and (vi) the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

ANNEX A

Name of Covered Guarantor	State of Incorporation or Organization
Acme Aerospace, Inc.	Delaware
Adams Rite Aerospace, Inc.	California
AeroControlex Group, Inc.	Delaware
Aerosonic LLC	Delaware
Airborne Acquisition, Inc.	Delaware
Airborne Global, Inc.	Delaware
Airborne Holdings, Inc.	Delaware
Airborne Systems NA Inc.	Delaware
Airborne Systems North America Inc.	Delaware
Airborne Systems North America of CA Inc.	Delaware
AmSafe, Inc.	Delaware
AmSafe Global Holdings, Inc.	Delaware
Arkwin Industries, Inc.	New York
Aviation Technologies, Inc.	Delaware
Avionic Instruments LLC	Delaware
Beta Transformer Technology Corporation	New York
Beta Transformer Technology LLC	Delaware
Breeze-Eastern LLC	Delaware
Bridport Erie Aviation, Inc.	Delaware
Bridport Holdings, Inc.	Delaware
Bruce Aerospace Inc.	Delaware
CDA InterCorp LLC	Florida
CEF Industries, LLC	Delaware
Champion Aerospace LLC	Delaware
Data Device Corporation	Delaware
Dukes Aerospace, Inc.	Delaware
Electromech Technologies LLC	Delaware
Extant Components Group Holdings, Inc.	Delaware
Extant Components Group Intermediate, Inc.	Delaware
Hartwell Corporation	California
ILC Holdings, Inc.	Delaware
Johnson Liverpool LLC	Delaware
Kirkhill Inc.	Delaware
MarathonNorco Aerospace, Inc.	Delaware
McKechnie Aerospace DE, Inc.	Delaware
McKechnie Aerospace Holdings, Inc.	Delaware
McKechnie Aerospace US LLC	Delaware

Name of Covered Guarantor	State of Incorporation or Organization
North Hills Signal Processing Corp.	Delaware
North Hills Signal Processing Overseas Corp.	Delaware
Pexco Aerospace, Inc.	Delaware
PneuDraulics, Inc.	California
Schneller LLC	Delaware
Semco Instruments, Inc.	Delaware
Shield Restraint Systems, Inc.	Delaware
Skandia, Inc.	Illinois
Skurka Aerospace Inc.	Delaware
Symetrics Industries, LLC	Florida
Symetrics Technology Group, LLC	Florida
Tactair Fluid Controls, Inc.	New York
TEAC Aerospace Holdings, Inc.	Delaware
TEAC Aerospace Technologies, Inc.	Delaware
Telair International LLC	Delaware
Telair US LLC	Delaware
Texas Rotronics, Inc.	Texas
TransDigm Group Incorporated	Delaware
TransDigm Inc.	Delaware
Transicoil LLC	Delaware
Whippany Actuation Systems, LLC	Delaware
Young & Franklin Inc.	New York
Esterline Technologies Corporation	Delaware
Souriau USA, Inc.	Delaware
Esterline International Company	Delaware
Leach Holding Corporation	Delaware
Leach International Corporation	Delaware
Leach Technology Group, Inc.	Delaware
TA Aerospace Co.	California
Esterline US LLC	Delaware
CMC Electronics Aurora LLC	Delaware
Advanced Input Devices, Inc.	Delaware
Esterline Europe Company LLC	Delaware
Esterline Georgia US LLC	Delaware
Esterline Federal LLC	Delaware
Angus Electronics Co.	Delaware
Esterline Sensors Services Americas, Inc.	Delaware
Esterline Technologies SGIP LLC	Delaware
Hytek Finishes Co.	Delaware
Janco Corporation	California

Name of Covered Guarantor	State of Incorporation or Organization
Mason Electric Co.	Delaware
NMC Group Inc.	California
Norwich Aero Products, Inc.	New York
Palomar Products, Inc.	Delaware
17111 Waterview Pkwy LLC	Delaware
Korry Electronics Co.	Delaware
Memtron Technologies Co.	Delaware
Sunbank Family of Companies LLC	California
Joslyn Sunbank Company, LLC	California
Armtec Defense Products Co.	Delaware
Armtec Countermeasures Co.	Delaware
Armtec Countermeasures TNO Co.	Delaware
Racal Acoustics, Inc.	Delaware

ANNEX B

Name of Other Guarantor	State of Incorporation or Organization
Airborne Systems North America of NJ Inc.	New Jersey
Avionics Specialties, Inc.	Virginia
AvtechTyee, Inc.	Washington
Bridport-Air Carrier, Inc.	Washington
HarcoSemco LLC	Connecticut
Esterline Sensors Services Americas, Inc.	Wisconsin
Gamesman Inc.	Nevada